Exhibit 10.3

FIRST AMENDMENT
TO THE
FIRST NATIONAL BANK OF PULASKI
AMENDED AND RESTATED DIRECTORS' DEFERRED COMPENSATION PLAN PARTICIPATION AGREEMENT
DATED JANUARY 16, 2007
FOR
JAMES BLACKBURN

        THIS FIRST AMENDMENT is entered into this 15th day of June, 2010, by and between FIRST NATIONAL BANK OF PULASKI (the "Bank"), a federally-chartered commercial bank located in Pulaski, Tennessee, and JAMES BLACKBURN (the "Participant").

        WHEREAS, the Bank and the Participant executed the Amended and Restated Directors' Deferred Compensation Plan Participation Agreement on January 16, 2007 (the "Agreement"); and

        WHEREAS, the parties now desire to amend the Agreement for the purpose of modifying Participant deferrals and changing the Normal Retirement Benefit amount;

        NOW, THEREFORE, it is agreed by and between the Bank and the Participant as follows:

        Recital F. of the Agreement shall be amended and replaced as follows:

F.  The monthly Disability Benefit in Section 3.3.1 shall be determined by: (1) dividing the Participant's Years of Service after the effective date of the Plan by the number of years the Participant would have served on the Board after the effective date of the Plan if the Participant had continued to serve on the Board until Normal Retirement Age, (2) multiplying the ratio determined in (1) by the Normal Retirement Benefit.

        Recital G and H of the Agreement shall be added to the Plan immediately following Recital F:

G.  The monthly Early Termination Benefit in Section 3.2.1 of the Plan shall be determined by: (1) dividing the Participant's Years of Service after the effective date of the Plan by the number of years the Participant would have served on the Board after the effective date of the Plan if the Participant had continued to serve on the Board until Normal Retirement Age, (2) multiplying the ratio determined in (1) by the Normal Retirement Benefit.

H.  The monthly Death During Active Service benefit in Section 4.1.1 of the Plan shall be the Normal Retirement Benefit.

I.  Section 2.6 of the 1st Amendment to the Amended and Restated Directors' Deferred Compensation Plan shall not apply to this Director.

        IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date indicated above.

PARTICIPANT:                                                                             BANK:

                                                                                                         FIRST NATIONAL BANK OF PULASKI

/s/ James Blackburn                                                                          By /s/ Mark A. Hayes
JAMES BLACKBURN                                                                Title Chairman and Chief Executive Officer